SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 14, 2002



                             DENBURY RESOURCES INC.
             (Exact name of Registrant as specified in its charter)




                                    Delaware
                          (State or other jurisdiction
                        of incorporation or organization)

              1-12935                                           75-2815171
      (Commission File Number)                             (I.R.S. Employer
                                                            Identification No.)


       5100 Tennyson Parkway
             Suite 3000
            Plano, Texas                                           75024
(Address of principal executive offices)                         (Zip code)



Registrant's telephone number, including area code:             (972) 673-2000





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Item 5.  Other Events.

Acquisition of Genesis Energy, LLC

     On May 14, 2002, Denbury Resources Inc. ("Denbury") (NYSE: DNR) closed, through its wholly owned subsidiary Denbury Gathering & Marketing, Inc. ("Denbury G&M"), the purchase of Genesis Energy, L.L.C. of Houston, Texas ("Genesis"), which acts as the general partner of Genesis Energy, L.P. (AMEX:
GEL) (the "Partnership"). As previously announced on May 6, 2002, Denbury entered into a purchase agreement with Salomon Smith Barney Holdings, Inc. and Salomon Brothers Holding Inc. (collectively, the "Sellers") to acquire Genesis from the Sellers for approximately $1.5 million paid by Denbury out of its available cash.

     Four of the five prior directors of Genesis will continue to serve on the Genesis board. Denbury also anticipates the continuation of Genesis' management. In addition to the four continuing directors, Denbury has elected four of its executive officers to serve on the Genesis board, and is also considering asking an outside director to serve on the Genesis board in the near future.

Background of Genesis

     Genesis owns a 2.0% general partner's interest in the Partnership, which is a publicly traded master limited partnership whose shares are traded on the American Stock Exchange, and a 0.01% general partner's interest in the Partnership's subsidiary, Genesis Crude Oil, L.P. By virtue of its general partner's interests, Denbury may be deemed to "control" these entities, as that term is defined under the Securities Exchange Act of 1934.

     Denbury believes that this acquisition will strategically strengthen its position in those states in which Genesis operates. Through its operating entities, Genesis is engaged in two primary lines of business: crude oil gathering and marketing and pipeline transportation.

     The Partnership utilizes a trucking fleet of 75 leased tractor-trailers to transport crude oil purchased at the wellhead to pipeline injection points, terminals or refineries. These operations are concentrated in Alabama, Florida, Mississippi, Louisiana, and Texas.

     The Partnership also owns and operates three common carrier crude oil pipeline systems. They include the 703 mile Texas system, the 114 mile Jay System extending between Florida and Alabama and the 261 mile Mississippi system extending between Mississippi and Louisiana. Complementing the pipelines is 1.5 million barrels of crude oil storage capacity.

     In the past the Partnership has purchased crude oil on a bulk basis, but has substantially decreased these purchases since January 1, 2002 following a decision to discontinue its bulk purchase activities.

Financial Statements

     Denbury does not believe, based upon its review of Genesis' financial statements, that the acquisition of Genesis involves the purchase of a significant amount of assets to Denbury under the standards of Item 2 of Form 8-K, nor that the acquisition involves a business that is significant to Denbury under the standards of Rule 11.01 (b) of Regulation S-X, as Genesis does


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not constitute a "significant  subsidiary" under Rule 1-02(w) of Regulation S-X.
If it is determined that this analysis is incorrect, Denbury will amend this report within 60 days to provide any necessary financial statements and pro forma financial statements of Denbury and the Partnership.

Forward Looking Statements

     This Form 8-K, other than historical financial information, contains forward looking statements that involve risks and uncertainties including Denbury's belief that the acquisition of Genesis will strategically strengthen Denbury's position, and those risks and uncertainties detailed in Denbury's filings with the Securities and Exchange Commission, including Denbury's reports on Form 10-K and 10-Q. These reports are incorporated by this reference as though fully set forth herein. These statements are based on operating assumptions that management believes are reasonable based on currently available information; however, management's assumptions and Denbury's future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met. Actual results may vary materially.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           Denbury Resources Inc.
                                              (Registrant)


Date: May 22, 2002                         By: /s/ Phil Rykhoek
                                               ---------------------------------
                                                  Phil Rykhoek
                                               Chief Financial Officer

                                          Houston 254148 v 4, 28040.00026

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